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                                                                      EXHIBIT 21


             AMERADA HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

                         SUBSIDIARIES OF THE REGISTRANT


                                                            Organized under
Name of Subsidiary                                            the laws of
------------------                                          ---------------

A.H. Shipping Guaranty Corporation ........................ Delaware

Amerada Hess (CAO) Limited................................. United Kingdom

Amerada Hess (Denmark) A/S ................................ Denmark

Amerada Hess (Falkland Islands) Limited.................... United Kingdom

Amerada Hess Gas Limited................................... United Kingdom

Amerada Hess Gas (Domestic) Limited........................ United Kingdom

Amerada Hess (Indonesia -- Jabung) Limited................. United Kingdom

Amerada Hess (Indonesia -- Pangkah) Limited................ United Kingdom

Amerada Hess International Limited......................... Delaware

Amerada Hess Limitada...................................... Brazil

Amerada Hess Limited ...................................... United Kingdom

Amerada Hess Norge A/S .................................... Norway

Amerada Hess Pipeline Corporation.......................... Delaware

Amerada Hess (Port Reading) Corporation ................... Delaware

Amerada Hess Production Gabon ............................. Gabon

Amerada Hess Shipping Corporation ......................... Liberia

Amerada Hess (Thailand Exploration) Limited................ United Kingdom

Delta Hess (Khazar) Limited................................ United Kingdom

Hess Energy Trading Company, LLC .......................... Delaware

Hess Oil St. Lucia Limited................................. St. Lucia

Hess Oil Virgin Islands Corp. ............................. U.S. Virgin Islands

Jamestown Insurance Company Limited ....................... Bermuda

Other subsidiaries (names omitted because such unnamed subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary)

Each of the foregoing subsidiaries conducts business under the name listed, and is 100% owned by the Registrant, except for Hess Energy Trading Company, LLC, which is a trading company that is a joint venture between the Registrant and unrelated parties.